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                                   EXHIBIT 32

                        SECTION 13a-14(b) CERTIFICATION

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO


                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of L D Holdings, Inc.

A signed original of this written statement required by Section 906 has been provided to L D Holdings, Inc. and will be retained by L D Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


      Dated:  November 17, 2008                    Name: /s/ John R. Ayling
             ------------------                   ----------------------------
                                                  Title: Chief Executive Officer





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